CELANESE CORPORATION REPORTS STRONG FIRST QUARTER RESULTS:
NET SALES OF $1,509 MILLION UP 21%; OPERATING PROFIT OF $166 MILLION TRIPLED;
BASIC EPS (LOSS) OF $(0.08) PER SHARE;
ADJUSTED EBITDA OF $334 MILLION, UP 61%;
ADJUSTED BASIC EPS OF $0.87 PER SHARE

First quarter highlights:

o    Net sales increase 21% to $1,509 million from first quarter 2004

o    Operating profit and gross profit margins expand, particularly in Chemical
     Products, on higher pricing, driven by strong demand and higher industry capacity utilization, lower depreciation and amortization as well as productivity improvements

o    Basic earnings per share was a loss of ($0.08), based on a net loss of
     ($10) million, which includes, among other items, $102 million in costs to refinance high-yield debt and $45 million in sponsor monitoring and related cancellation fees

o    Adjusted EBITDA increases 61% to $334 million

o    Adjusted basic earnings per share was $0.87 reflecting strength in underlying operations

                                               Q1 2005           Q1 2004
                                            -------------------------------
in $ millions, except per share data          Successor        Predecessor
---------------------------------------------------------------------------
Net sales                                       1,509             1,243
Net earnings (loss)                               (10)               78
Basic EPS                                       (0.08)(1)           n.m.
Adjusted EBITDA                                   334               208
Adjusted Basic EPS                               0.87 (2)           n.m.
---------------------------------------------------------------------------

(1)  Based on average shares outstanding of 141,742,428
(2)  Based on outstanding shares of 158,491,201 as of March 31, 2005

n.m. = not meaningful

     DALLAS, May 10, 2005 -- Celanese Corporation today reported net sales rose
21% to $1,509 million in the first quarter compared to $1,243 million for
Celanese AG, the predecessor company, in the same period last year. The net sales increase was primarily due to significantly higher pricing, mainly in the
Chemical Products segment, as well as increased volumes, composition changes in
Chemical Products largely due to the Vinamul emulsions acquisition, and favorable currency effects.

                                                                               1

     Adjusted EBITDA, a key company performance measure, rose 61% to $334 million in the first quarter of 2005 compared to $208 million for the same period last year, mainly on improved results in our businesses.

     Adjusted basic earnings for the quarter were $0.87 per share and above the company's guidance of $0.73 to $0.76 per share provided on March 23, 2005, excluding special items and using outstanding shares as of March 31, 2005.

     The company reported a net loss of ($10) million in the first quarter, compared to earnings of $78 million for Celanese AG in the same period last year mainly due to higher interest expense and special items, which were partially offset by higher gross profit. The special items consisted of refinancing costs of $102 million, an annual sponsor monitoring fee of $10 million, and special charges of $38 million, which included a $35 million fee for cancellation of sponsor monitoring services. Special items in the first quarter of 2004 were $28 million of special charges largely for advisory fees related to the Celanese AG acquisition.

     "Our 9,700 associates worldwide delivered another quarter of strong underlying performance while continuing our efforts to build sustainable earnings for the future," said David Weidman, chief executive officer. "In the quarter, our chemicals business benefited from higher pricing driven by tight capacity utilization across the industry and continued strong demand globally.
At the same time, our team continued to drive productivity improvements throughout the company. We also strengthened our position in emulsions through the Vinamul acquisition and we made progress on our expansions in China. We are committed to increasing the profitability and growth of our company by expanding our inherently attractive businesses worldwide while building on our track

                                                                               2

record of productivity and operational excellence. We are pleased with the progress we have made and are extremely proud of the Celanese team."

     Operating profit increased to $166 million in the quarter compared to $52 million in the same period last year on gross margin expansion of $143 million, as significantly higher pricing, primarily in Chemical Products, lower depreciation expense and productivity improvements more than offset higher raw material and energy costs. Operating profit also benefited from increased volumes in Acetate Products, Performance Products and Technical Polymers Ticona.
Depreciation and amortization expense declined by $9 million resulting from purchase accounting adjustments, which more than offset increased amortization expense for acquired intangible assets.

EQUITY AND COST INVESTMENTS

     Dividends received from equity and cost investments more than doubled in the quarter from $22 million in 2004 to $50 million in 2005 mainly due to strong business conditions in 2004 for Ticona's high performance product ventures and
Chemical Products' methanol venture as well as timing of payments.

     "Our equity and cost investments, especially those located in Asia, had a banner year in 2004, delivering significant cash in the first quarter," said C.
J. Nelson, chief financial officer. "While the dividend payments are usually strongest in the first quarter, our ventures' performance points to the integral part they play in extending our global reach."

                                                                               3

FIRST QUARTER SEGMENT OVERVIEW

CHEMICAL PRODUCTS

     Chemical Products' net sales increased 28% to $1,044 million compared to the same period last year mainly on higher pricing, segment composition changes, including $66 million related to the Vinamul emulsions acquisition, and favorable currency effects. Pricing increased for most products, driven by continued strong demand and high utilization rates across the chemical industry.

     Earnings from continuing operations before tax and minority interests increased to $193 million from $64 million in the same period last year as higher pricing was partially offset by higher raw material costs. Earnings also benefited from an increase of $9 million in dividends from our methanol cost investment, which totaled $12 million in the quarter.

TECHNICAL POLYMERS TICONA

     Net sales for Ticona increased by 5% to $239 million compared to the same period last year due to favorable currency effects and slightly higher volumes.
Volumes increased for most product lines due to the successful introduction of new applications, which outweighed declines in polyacetal volumes resulting from the company's focus on high-end business and decreased sales to European automotive customers. Overall pricing remained flat quarter over quarter as successfully implemented price increases were offset by lower average pricing for certain products due to the commercialization of lower priced grades for new applications.

     Earnings from continuing operations before tax and minority interests increased 13% to $51 million as the result of cost savings from a recent restructuring, the favorable effects of a planned maintenance turnaround as well as slightly higher volumes. These increases were partially offset by higher raw material and energy costs.

                                                                               4

ACETATE PRODUCTS

     Net sales for Acetate Products increased by 14% to $196 million compared to the same quarter last year on higher volumes and pricing. Flake volumes increased mainly as a result of demand from the company's ventures in China that recently completed tow capacity expansions. Filament volumes rose in anticipation of the company's plans to exit this business by the end of the second quarter. Pricing increased for all business lines to cover higher raw material costs.

     Earnings from continuing operations before tax and minority interests more than doubled from $9 million in first quarter last year to $20 million this year due to increased volumes, pricing and productivity improvements, which more than offset higher raw material and energy costs. Earnings also benefited from $4 million in lower depreciation and amortization expense largely as a result of previous impairments related to a major restructuring, which was partly offset by $3 million of expense for an asset retirement obligation.

PERFORMANCE PRODUCTS

     Net sales for the Performance Products segment increased by 7% to $47 million compared to the same period last year mainly on higher volumes, which more than offset lower pricing. Favorable currency movements also contributed to the sales increase. Higher volumes for Sunett(R) sweetener reflected strong growth from new and existing applications in the U.S. and European beverage and confectionary markets. Pricing for Sunett(R) declined on lower unit selling prices associated with higher volumes to major customers. Pricing for sorbates continued to recover, although worldwide overcapacity still prevailed in the industry.

                                                                               5

     Earnings from continuing operations before tax and minority interests increased to $12 million from $11 million in the same quarter last year. Strong volumes for Sunett(R), as well as favorable currency movements and cost savings, more than offset lower pricing for the sweetener. A primary European and U.S.
production patent for Sunett(R) expired at the end of March 2005.

OTHER ACTIVITIES

     Other Activities primarily consists of corporate center costs, including financing and administrative activities, and certain other operating entities, including the captive insurance companies.

     Net sales for Other Activities increased slightly to $12 million from $11 million in the same quarter last year. Loss from continuing operations before tax and minority interests increased to ($253) million from a loss of ($57)
million in the same period last year, largely due to $169 million of higher interest expense due to refinancing costs, increased debt levels, and higher interest rates. Included in the first quarter 2005 loss are $45 million of expenses for sponsor monitoring and related cancellation fees. This compares to
$25 million in expenses in the same period last year for advisory services related to the tender offer for Celanese AG.

LIQUIDITY

     As of March 31, 2005, the company had total debt of $3,439 million and cash and cash equivalents of $1,738 million. Net debt (total debt less cash and cash equivalents) temporarily decreased to $1,701 million from $2,549 million as of
December 31, 2004, as cash was unusually high before the payment of the $804 million dividend to holders of

                                                                               6

Series B common stock, which was derived from borrowings under the company's senior credit facilities and remaining proceeds from the initial public offering of our Series A common stock and the concurrent offering of preferred stock. The
$804 million dividend was paid on April 7, 2005 to holders of Series B common shares, which were then converted into Series A common shares on the same day.
In February, the company purchased the Vinamul business for $208 million.

     In the first quarter of 2005, the company received $119 million in cash from an early contractual settlement of receivables for a prior divestiture and insurance recoveries related to the plumbing cases.

     "We are pleased we could enhance our cash position through strong operational performance and these settlements," said Nelson. "We will continue to pursue all opportunities to improve our balance sheet as we move toward investment grade credit ratings."

OUTLOOK

     Based on our strong first quarter business performance and assuming continued economic growth, we now expect full year 2005 adjusted basic earnings to be between $1.79 and $1.87 per share versus our previous guidance of $1.61 to
$1.77 per share.

     For the second quarter of 2005, we expect overall underlying business conditions to be similar to those of the first quarter. As a result, adjusted basic earnings is expected in the range of $0.36 to $0.41 per share. Basic EPS is expected to increase from ($0.08) to $0.30 - $0.35, primarily due to the absence of refinancing expenses of $102 million and lower special charges.

                                                                               7

Forward-Looking Statements

This release may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "estimates,"
"expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release.
Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's Annual
Report on Form 10K. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Successor

Successor represents Celanese Corporation's financial position as of December
31, 2004 and March 31, 2005 and its consolidated results of operations for the three months ended March 31, 2005. These consolidated financial statements reflect the application of purchase accounting relating to the acquisition of
Celanese AG.

Predecessor

Predecessor represents Celanese AG's consolidated results of its operations for the three months ended March 31, 2004. These results relate to a period prior to the acquisition of Celanese AG and present Celanese AG's historical basis of accounting without the application of purchase accounting.

The results of the Successor are not comparable to the results of the
Predecessor due to the difference in the basis of presentation of purchase accounting as compared to historical cost.

                                                                               8

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

This release reflects four performance measures, net debt, adjusted EBITDA, adjusted net earnings and adjusted basic earnings per share as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for net debt is total debt; for adjusted EBITDA is net earnings (loss); for adjusted earnings is net earnings (loss); and, for adjusted basic earnings per share is income available to common shareholders. For a reconciliation of these non-U.S. GAAP measures to
U.S. GAAP figures, see the accompanying schedules to this release.

Use of Non-U.S. GAAP Financial Information

Adjusted EBITDA, a measure used by management to measure performance, is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization, and further adjusted for certain cash and non-cash charges. Our management believes adjusted
EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Adjusted net earnings is defined as net earnings adjusted for special and one-time expenses. Adjusted basic earnings per share is defined as income available to common shareholders adjusted for special and one-time expenses divided by the number of common shares outstanding as of March 31,
2005. (The IPO occurred on January 21, 2005.) We believe that the presentation of all of the non-U.S. GAAP information provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when
U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

Results Unaudited: The results presented in this release, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management.
Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

                                                                               9

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Q1 2005          Q1 2004
                                                --------------------------------
in $ millions                                      Successor       Predecessor
--------------------------------------------------------------------------------
NET SALES                                             1,509            1,243
  Cost of sales                                      (1,125)          (1,002)
--------------------------------------------------------------------------------
GROSS PROFIT                                            384              241

  Selling, general and administrative expense          (161)            (137)
  Research and development expense                      (23)             (23)
  Special charges                                       (38)             (28)
  Foreign exchange gain, net                              3                -
  Gain (loss) on disposition of assets                    1               (1)
--------------------------------------------------------------------------------
OPERATING PROFIT                                        166               52

  Equity in net earnings of affiliates                   15               12
  Interest expense                                     (176)              (6)
  Interest income                                        15                5
  Other income (expense), net                             3                9
--------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE TAX AND MINORITY INTERESTS                      23               72

  Income tax provision                                   (8)             (17)
--------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTERESTS                              15               55

  Minority interests                                    (25)               -
--------------------------------------------------------------------------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS              (10)              55

  Earnings from operation of discontinued
    operations (including gain on disposal
    of discontinued operations)                           -                9
  Related income tax benefit                              -               14
--------------------------------------------------------------------------------
Earnings from discontinued operations                     -               23
--------------------------------------------------------------------------------
NET EARNINGS (LOSS)                                     (10)              78
--------------------------------------------------------------------------------

                                                                              10

CONSOLIDATED BALANCE SHEETS
                                                           MARCH 31      DEC 31
in $ millions                                                  2005        2004
--------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                   1,738         838
  Receivables, net:
    Trade receivables, net - third party and affiliates         998         866
    Other receivables                                           544         670
  Inventories                                                   641         618
  Deferred income taxes                                          75          71
  Other assets                                                  113          86
  Assets of discontinued operations                               3           2
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                          4,112       3,151

  Investments                                                   567         600
  Property, plant and equipment, net                          1,839       1,702
  Deferred income taxes                                          56          54
  Other assets                                                  654         756
  Goodwill                                                      779         747
  Intangible assets, net                                        396         400
--------------------------------------------------------------------------------
TOTAL ASSETS                                                  8,403       7,410
--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Short-term borrowings and current
    installments of long-term debt                              139         144
  Accounts payable and accrued liabilities:
    Trade payables - third party and affiliates                 778         722
    Other current liabilities                                   807         888
    Dividends payable                                           804           -
  Deferred income taxes                                          25          20
  Income taxes payable                                          238         214
  Liabilities of discontinued operations                          8           7
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                     2,799       1,995

  Long-term debt                                              3,300       3,243
  Deferred income taxes                                         230         256
  Benefit obligations                                           987       1,000
  Other liabilities                                             493         510
  Minority interests                                            533         518
  Shareholders' equity:
    Preferred stock                                               -           -
    Common stock                                                  -           -
    Additional paid-in capital                                  352         158
    Retained earnings (deficit)                                (263)       (253)
    Accumulated other comprehensive loss                        (28)        (17)
--------------------------------------------------------------------------------
  Shareholders' equity (deficit)                                 61        (112)
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)          8,403       7,410
--------------------------------------------------------------------------------

                                                                              11

                                      SALES

TABLE 1

NET SALES

                                            Q1 2005             Q1 2004
                                         -------------------------------
in $ millions                             Successor         Predecessor
------------------------------------------------------------------------
  Chemical Products                           1,044                 818
  Technical Polymers Ticona                     239                 227
  Acetate Products                              196                 172
  Performance Products                           47                  44
------------------------------------------------------------------------
SEGMENT TOTAL                                 1,526               1,261
  Other activities                               12                  11
  Intersegment eliminations                     (29)                (29)
------------------------------------------------------------------------
TOTAL                                         1,509               1,243
------------------------------------------------------------------------

TABLE 2

FACTORS AFFECTING FIRST QUARTER 2005 SEGMENT SALES COMPARED TO FIRST QUARTER
2004

in percent                       VOLUME    PRICE    CURRENCY    OTHER    TOTAL
--------------------------------------------------------------------------------
  Chemical Products                 -1%      22%          3%       4%      28%
  Technical Polymers Ticona          2%       0%          3%       0%       5%
  Acetate Products                  11%       3%          0%       0%      14%
  Performance Products               9%      -7%          5%       0%       7%
--------------------------------------------------------------------------------
  SEGMENT TOTAL                      2%      15%          2%       2%      21%
--------------------------------------------------------------------------------

                                                                              12

                               KEY FINANCIAL DATA

TABLE 3

OPERATING PROFIT (LOSS)

                                            Q1 2005             Q1 2004
                                         -------------------------------
in $ millions                             Successor         Predecessor
------------------------------------------------------------------------
  Chemical Products                             177                  65
  Technical Polymers Ticona                      39                  31
  Acetate Products                               20                   9
  Performance Products                           13                  11
------------------------------------------------------------------------
SEGMENT TOTAL                                   249                 116
  Other activities                              (83)                (64)
------------------------------------------------------------------------
TOTAL                                           166                  52
------------------------------------------------------------------------

TABLE 4

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX AND MINORITY INTERESTS

                                            Q1 2005             Q1 2004
                                         -------------------------------
in $ millions                             Successor         Predecessor
------------------------------------------------------------------------
  Chemical Products                             193                  64
  Technical Polymers Ticona                      51                  45
  Acetate Products                               20                   9
  Performance Products                           12                  11
------------------------------------------------------------------------
SEGMENT TOTAL                                   276                 129
  Other activities(1)                          (253)                (57)
------------------------------------------------------------------------
TOTAL                                            23                  72
------------------------------------------------------------------------
(1)  Q1 2005 includes refinancing costs of $102 million

TABLE 5

DEPRECIATION AND AMORTIZATION EXPENSE

                                            Q1 2005             Q1 2004
                                         -------------------------------
in $ millions                             Successor         Predecessor
------------------------------------------------------------------------
  Chemical Products                              34                  39
  Technical Polymers Ticona                      15                  16
  Acetate Products                                9                  13
  Performance Products                            3                   2
------------------------------------------------------------------------
SEGMENT TOTAL                                    61                  70
  Other activities                                2                   2
------------------------------------------------------------------------
TOTAL                                            63                  72
------------------------------------------------------------------------

                                                                              13

                        KEY FINANCIAL DATA - (CONTINUED)

TABLE 6

CASH DIVIDENDS RECEIVED

                                            Q1 2005             Q1 2004
                                         -------------------------------
in $ millions                             Successor         Predecessor
------------------------------------------------------------------------
Dividends from equity investments                36                  15
Other distributions from equity
  investments                                     -                   1
Dividends from cost investments                  14                   6
------------------------------------------------------------------------
TOTAL                                            50                  22
------------------------------------------------------------------------

                       SPECIAL CHARGES AND OTHER EXPENSES

TABLE 7

SPECIAL CHARGES IN OPERATING PROFIT (LOSS)

                                            Q1 2005             Q1 2004
                                         -------------------------------
in $ millions                             Successor         Predecessor
------------------------------------------------------------------------
  Chemical Products                              (1)                 (1)
  Technical Polymers Ticona                      (1)                 (1)
  Acetate Products                               (1)                  -
  Performance Products                            -                   -
------------------------------------------------------------------------
SEGMENT TOTAL                                    (3)                 (2)
  Other activities                              (35)                (26)
------------------------------------------------------------------------
TOTAL                                           (38)                (28)
------------------------------------------------------------------------

TABLE 8

BREAKOUT OF SPECIAL CHARGES BY TYPE

                                               Q1 2005             Q1 2004
                                            -------------------------------
in $ millions                                Successor         Predecessor
---------------------------------------------------------------------------
Employee termination benefits                       (2)                 (2)
Plant/office closures                               (1)                  -
                                            -------------------------------
  Total restructuring                               (3)                 (2)
Termination of advisor monitoring agreement        (35)                  -
Advisory services                                    -                 (25)
Other                                                -                  (1)
---------------------------------------------------------------------------
  TOTAL                                            (38)                (28)
---------------------------------------------------------------------------

                                                                              14

                       RECONCILATION OF NON-US GAAP ITEMS

TABLE 9

ADJUSTED NET EARNINGS AND ADJUSTED BASIC EPS

in $ millions, except per share data                                Q1 2005
--------------------------------------------------------------------------------
Basic EPS                                                            (0.08)
Basic average shares outstanding                               141,742,428 (1)
--------------------------------------------------------------------------------
Net loss available to common shareholders                              (12)
  Cumulative undeclared preferred stock dividend                         2
--------------------------------------------------------------------------------
Net loss                                                               (10)
Special items:
  Advisor monitoring fee                                                10
  Refinancing costs                                                    102
  Special charges                                                       38
--------------------------------------------------------------------------------
ADJUSTED NET EARNINGS                                                  140
  Cumulative undeclared preferred stock dividend                        (2)
--------------------------------------------------------------------------------
Adjusted net earnings available to common shareholders                 138
Shares outstanding as of March 31, 2005                        158,491,201
--------------------------------------------------------------------------------
ADUSTED BASIC EPS                                                     0.87
================================================================================

(1) Basic earnings/(loss) per share is based on net earnings (loss) available to common shareholders divided by the weighted average number of common shares outstanding during the period, which includes 99,377,884 shares outstanding as of the beginning of the period and 59,113,317 shares issued as part of the initial public offering in January 2005 and a related stock dividend.

TABLE 10

NET DEBT
                                                     MARCH 31            DEC 31
in $ millions                                            2005              2004
--------------------------------------------------------------------------------
Short-term borrowings and current
  installments of long-term debt                          139               144
Plus: Long-term debt                                    3,300             3,243
--------------------------------------------------------------------------------
Total debt                                              3,439             3,387
Less: Cash and cash equivalents                         1,738               838
--------------------------------------------------------------------------------
NET DEBT                                                1,701             2,549
--------------------------------------------------------------------------------

                                                                              15

TABLE 11

ADJUSTED EBITDA

                                                       Q1 2005          Q1 2004
                                                    ----------------------------
in $ millions                                        Successor      Predecessor
--------------------------------------------------------------------------------
Net earnings (loss)                                        (10)              78
Earnings from discontinued operations                        -              (23)
Interest expense net:
  Interest expense                                         176                6
  Interest income                                          (15)              (5)
  Cash interest income used by captive insurance
    subsidiaries to fund operations                          3                3
Taxes:
  Income tax provision                                       8               17
Depreciation and amortization                               63               72
Unusual items:
  Special charges(1)                                        38               28
  Severance and other restructuring charges not
    included in special charges                              2               11
  Unusual and non-recurring items                            9               (2)
Other non-cash charges (income):
  Non-cash charges(2)                                        5                9
  Cash dividends received in excess of equity in
    net earnings of affiliates                              21                4
  Excess of minority interest income over cash
    dividends paid to minority shareholders                 25                -
Other adjustments:
  Advisor monitoring fee                                    10                -
  Net (gain) loss on disposition of assets                  (1)               1
Pro forma cost savings(3)                                    -                9
--------------------------------------------------------------------------------
Adjusted EBITDA                                            334              208
--------------------------------------------------------------------------------

                                                                              16

(1)  Special charges include provisions for restructuring and other expenses and income incurred outside the normal ongoing course of operations.
     Restructuring provisions represent costs related to severance and other benefit programs related to major activities undertaken to fundamentally redesign the business operations, as well as costs incurred in connection with decisions to exit non-strategic businesses. These measures are based on formal management decisions, establishment of agreements with employees'
     representatives or individual agreements with affected employees, as well as the public announcement of the restructuring plan. The related reserves reflect certain estimates, including those pertaining to separation costs, settlements of contractual obligations and other closure costs. We reassess the reserve requirements to complete each individual plan under existing restructuring programs at the end of each reporting period. Actual experience may be different from these estimates.

(2)  Consists of the following:

                                                   Q1 2005         Q1 2004
                                                ---------------------------
in $ millions                                    Successor     Predecessor
---------------------------------------------------------------------------
Purchase accounting for inventories                      1               -
Amortization included in pension
  and OPEB expense                                       -               8
Stock option expense                                     -               1
Ineffective portion of a net investment hedge            4               -
---------------------------------------------------------------------------
Total non-cash charges                                   5               9
---------------------------------------------------------------------------

(3)  Pro forma cost savings represent adjustments to net earnings (loss) on a pro forma basis for certain cost savings that we expect to achieve.

                                                                              17

                                                   Q1 2005         Q1 2004
                                                ---------------------------
in $ millions                                    Successor     Predecessor
---------------------------------------------------------------------------
Impact of additional assumed returns on
  pension contributions                                  -               9
---------------------------------------------------------------------------
Total pro forma cost savings                             -               9
---------------------------------------------------------------------------

TABLE 12

GUIDANCE RECONCILIATION BASIC TO ADJUSTED EPS

                                       Q1 2005         Q2 2005         FY 2005
                                       -------     -----------     -----------
BASIC EPS GUIDANCE $/SHARE               (0.08)    0.30 - 0.35     0.55 - 0.75

ADJUSTMENTS
  REFINANCING                             0.64                            0.64
  SPECIAL CHARGES                         0.25            0.06     0.54 - 0.42
  MONITORING FEE                          0.06                            0.06
                                       -------     -----------     -----------
ADJUSTED BASIC EPS - GUIDANCE $/SHARE     0.87     0.36 - 0.41     1.79 - 1.87

                                                                              18